Exhibit 99.1

Intrinsic Medicine and Phoenix Biotech Acquisition Corp.

Mutually Agree to Terminate Business Combination Agreement

Seattle, WA, December 6, 2022 (GLOBE NEWSWIRE) — Intrinsic Medicine, Inc. (Intrinsic), a therapeutics company leveraging human milk biology to transform Gut-Brain Axis (GBA) and inflammatory disorders, and Phoenix Biotech Acquisition Corp. (NASDAQ:PBAX) (PBAX), a special purpose acquisition company sponsored by Phoenix Biotech Sponsor, LLC and formed for the purpose of acquiring or merging with one or more businesses, today announced the mutual termination of their previously announced business combination agreement due to current market conditions.

“Intrinsic was encouraged by the positive feedback from prospective investors regarding the attractiveness of our novel and capital-efficient approach to developing transformative new therapeutics. We remain focused on advancing these important potential drugs and are grateful to PBAX’s team of experienced life-sciences investment veterans for recognizing the fundamental value of our platform and pipeline,” said Alexander Martinez, CEO of Intrinsic.

“After careful thought and consideration, we mutually determined that this action is in the best interest of all parties given current market conditions. Irrespective of this outcome, we remain extremely impressed by what founding executives, Alex Martinez and Jason Ferrone, together with the talented Intrinsic team, have built and are optimistic about the potential for Intrinsic’s drug candidates to disrupt the way that GBA disorders are treated in the future,” stated Chris Ehrlich, CEO and director of PBAX.

Additional information regarding the termination of the business combination agreement is provided in a Current Report on Form 8-K filed by PBAX with the U.S. Securities and Exchange Commission and is available at www.sec.gov.

About Intrinsic Medicine, Inc.

Intrinsic Medicine, Inc. is a preclinical-stage therapeutics company leveraging synthetic biology-manufactured human milk oligosaccharides (HMOs), as new medicines to treat large patient populations underserved by current treatment options. In the first half of 2023, Intrinsic plans to initiate a Phase 2 clinical trial under an approved protocol in Australia using FDA recommended primary end points to test its lead drug candidate in over 400 patients with the constipation dominant form of irritable bowel syndrome (IBS), which is estimated to affect approximately five million patients in the United States alone. For more information about Intrinsic, visit www.intrinsicmedicine.com and connect with us on Twitter and LinkedIn.

About Phoenix Biotech Acquisition Corp.

Phoenix Biotech Acquisition Corp. (NASDAQ: PBAX) is a blank-check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information about PBAX, visit www.phoenixbiotechacquisitioncorp.com.

Forward Looking Statements

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Intrinsic’s and PBAX’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from such assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Intrinsic and PBAX.

These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict; (iii) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (iv) risks related to biotechnology, industry and regulations; (xvii) changes in laws and regulations; and (v) those factors discussed in PBAX’s Annual Report on Form 10-K for the year ended December 31, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in each case, under the heading “Risk Factors,” and other documents of PBAX to be filed with the SEC, including the proxy statement / prospectus. If any of these risks materialize or PBAX’s or Intrinsic’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither PBAX nor Intrinsic presently know or that PBAX and Intrinsic currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect PBAX’s, and Intrinsic’s expectations, plans or forecasts of future events and views as of the date of this press release. PBAX, and Intrinsic anticipate that subsequent events and developments will cause PBAX’s and Intrinsic’s assessments to change. However, while PBAX, and Intrinsic may elect to update these forward-looking statements at some point in the future, each of PBAX, and Intrinsic specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing PBAX’s and Intrinsic’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Investors:

Scott Arnold

CORE IR

scotta@coreir.com

Media:

Molly Meller

Ericho Communications

molly@erichopr.com

929-244-3923